PROSPECTUS Dated November 14, 2005                                                         Pricing Supplement No. 13 to
PROSPECTUS SUPPLEMENT                                                             Registration Statement No. 333-129243
Dated November 14, 2005                                                                         Dated November 22, 2005
                                                                                                         Rule 424(b)(3)

                                                       $23,000,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                  --------------------
                              Currency-Linked Capital-Protected Notes due December 5, 2007
               Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on whether an equally-weighted basket of five currencies strengthens relative to the U.S. dollar, as determined at maturity. The basket is composed of the Taiwan dollar, the Singapore dollar, the Korean won, the Chinese renminbi and the Indian rupee, each of which we refer to as a basket currency and collectively we refer to as the basket currencies. In no event, however, will the payment at maturity be less than the principal amount of $1,000.

o    We may increase the principal amount prior to the original issue date, but we are not required to do so.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, based on the performance of the basket currencies relative to the U.S. dollar. The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) 120%, which we refer to as the participation rate.

o    The basket performance factor will equal the sum of (i) the Taiwan dollar performance value, (ii) the Singapore dollar performance value, (iii) the Korean won performance value, (iv) the Chinese renminbi performance value and
     (v) the Indian rupee performance value, each as determined on November 14, 2007, which we refer to as the valuation date.

     o    The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal (i) the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times (ii) 20%, which is the basket weighting for each basket currency.

          >    The initial exchange rate for each basket currency is equal to the rate for conversion of such basket currency into U.S. dollars (expressed as the number of units of such basket currency per one U.S. dollar)
               on November 22, 2005, the day we priced the notes for initial sale to the public.

          >    The final exchange rate for each basket currency will equal the rate for conversion of such basket currency into U.S. dollars (expressed as the number of units of such basket currency per one U.S. dollar)
               on the valuation date.

o    If the basket performance factor is less than or equal to zero, you will receive only the principal amount of
     $1,000 and will not receive any supplemental redemption amount.

o    Investing in the notes is not equivalent to investing in the basket currencies.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61746SBT5.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

For a period of one year from the issue date of the notes, no holder of the notes who is in the Republic of Korea or a resident of the Republic of Korea may transfer the notes in the Republic of Korea or to any resident of the Republic of
Korea unless such transfer involves all of the notes held by it.

                                                       ----------
                                                       PRICE 100%
                                                       ----------

                                                  Price to          Agent's          Proceeds to
                                                   Public        Commissions(1)        Company
                                                -----------     --------------       -----------
Per note......................................    100.00%            1.50%              98.50%
Total.........................................  $23,000,000        $345,000          $22,655,000

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement has not been registered as a prospectus with the Monetary Authority of Singapore.
Accordingly, this pricing supplement, the accompanying prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the
Securities and Futures Act, Chapter 289 of Singapore.

     The notes have not been registered under the Securities and Exchange Law and none of the notes may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the Securities and
Exchange Law, the Foreign Exchange Transaction Law and any other applicable laws, regulations and ministerial guidelines in the Republic of Korea. For a period of one year from the issue date of the notes, no holder of the notes who is in the Republic of Korea or a resident of the Republic of Korea may transfer the notes in the Republic of Korea or to any resident of the Republic of Korea unless such transfer involves all of the notes held by it. Without prejudice to the foregoing, where the notes are sold or re-sold to Korean residents, the notes may only be sold or re-sold to those
Korean residents that are qualified to purchase them under the relevant laws and regulations without having first to obtain prior governmental approvals under the relevant laws/regulations of the Republic of Korea, including the Foreign
Exchange Transaction Law (or that have obtained the required prior governmental approvals do so).

     The notes have not been and will not be registered with the Securities and Futures Bureau of the People's Republic
of China and therefore may not be offered or sold in the People's Republic of China.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of an equally-weighted basket of five currencies composed of the Taiwan dollar, the Singapore dollar, the
Korean won, the Chinese renminbi and the Indian rupee. These notes combine features of a debt investment and a foreign currency option by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying basket currencies against the U.S. dollar. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the value of a basket of currencies against the U.S. dollar.

Each note costs $1,000   Capital-Protected Notes due December 5, 2007, Based on the Performance of a Basket of Five
                         Asian Currencies Relative to the U.S. Dollar, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

                         The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

The basket               We have designed the notes to provide investors with exposure to a group of currencies of developing countries in Asia. If the basket of currencies strengthens against the U.S. dollar, you will receive a supplemental redemption amount in addition to the return of your principal at maturity. If, on the other hand, the basket of currencies weakens against the U.S. dollar, you will not receive any supplemental redemption amount and will receive only your principal amount at maturity.

                         The following table sets forth the basket currencies, the initial exchange rate for each basket currency (expressed as the number of units of each basket currency per one U.S. dollar), the
                         Reuters Page for each exchange rate and the weighting of each basket currency in the basket:

                                               Initial Exchange Rate
                                              (expressed as units of                      Percentage Weight
                          Basket Currency   currency per one U.S. dollar)   Reuters Page        of Basket
                         ----------------   -----------------------------   ------------   -----------------
                         Taiwan dollar                  33.6290             TAIFX1                20%
                         Singapore dollar                1.7000             ABSIRFIX01            20%
                         Korean won                  1,043.5000             KFTC18                20%
                         Chinese renminbi                8.0839             SAEC                  20%
                         Indian rupee                   45.8500             RBIB                  20%

Payment at maturity      Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, you will receive the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the performance of the equally-weighted basket of currencies. The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) 120%, which we refer to as the participation rate; provided that the supplemental redemption amount will not be less than zero. The basket performance factor will equal the sum of the basket performance values, whether positive or negative, for each basket currency.

                                                          PS-3
========================================================================================================================

                         The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal (i) the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times (ii) 20%, which is the basket weighting for each basket currency. The initial exchange rate for each basket currency is the exchange rate on November
                         22, 2005, the day we priced the notes for initial sale to the public. The final exchange rate for each basket currency will equal the exchange rate for such basket currency on the valuation date.

                         If the scheduled valuation date is not a currency business day with respect to any basket currency, the valuation date for that basket currency will be the immediately preceding currency business day.

                                                            100% Principal Protection

                         At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.

                                                      The Supplemental Redemption Amount is
                              Linked to the Performance of a Basket of Five Asian Currencies Relative to the U.S.
                                                                     Dollar

                         The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) the participation rate; provided that the supplemental redemption amount will not be less than zero. The supplemental redemption amount will be calculated as follows:

                         supplemental redemption amount = $1,000 x (basket performance factor x participation rate)

                 where:

                         basket performance factor = the sum of (i) the Taiwan dollar performance value, (ii) the
                                                     Singapore dollar performance value, (iii) the Korean won
                                                     performance value, (iv) the Chinese renminbi performance value and (v) the Indian rupee performance value, each as determined on the valuation date;

                                    valuation date = November 14, 2007, subject to adjustment in the event of a non-currency business day; and

                                participation rate = 120%

                 and where:

                                                            Currency Performance Values
                                                            ---------------------------
                                                                                                    Basket
                                                                                                   Weighting
                                                                                                   ---------
                         Taiwan dollar             (   Initial Taiwan Dollar Exchange Rate      )
                         performance value     =   ( --------------------------------------- -1 ) x   .20
                                                   (    Final Taiwan Dollar Exchange Rate       )

                         Singapore dollar          (  Initial Singapore Dollar Exchange Rate    )
                         performance value     =   ( --------------------------------------- -1 ) x   .20
                                                   (  Final Singapore Dollar Exchange Rate      )

                         Korean won                (    Initial Korean Won Exchange Rate        )
                         performance value     =   ( --------------------------------------- -1 ) x   .20
                                                   (     Final Korean Won Exchange Rate         )

                         Chinese renminbi      =   (  Initial Chinese Renminbi Exchange Rate    )
                         performance value         ( --------------------------------------- -1 ) x   .20
                                                   (  Final Chinese Renminbi Exchange Rate      )

                                                          PS-4
========================================================================================================================

                                                      Currency Performance Values
                                                      ---------------------------
                                                                                                    Basket
                                                                                                   Weighting
                                                                                                   ---------
                         Indian rupee              (    Initial Indian Rupee Exchange Rate      )
                         performance value     =   ( --------------------------------------  -1 ) x   .20
                                                   (    Final Indian Rupee Exchange Rate        )

                         If the basket performance factor, which is the sum of all the basket currencies' individual performance values, is equal to or less than zero, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the principal amount of $1,000 for each note that you hold and will not receive any supplemental redemption amount. Beginning on PS-7, we have provided examples of hypothetical payouts on the notes.

                         You can review a table of the historical exchange rates (expressed as the number of units of each basket currency per one U.S. dollar) of each of the basket currencies for each calendar quarter in the period from January 1, 2000 through November 22, 2005 and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from
                         January 1, 2000 through November 20, 2005 in this pricing supplement under "Description of
                         Notes--Historical Information" and "--Historical Graph." You cannot predict the future performance of the basket currencies based on their historical performance.

MS & Co. will be the     We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as MS &
calculation agent        Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan
                         Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. has determined the initial exchange rate for each basket currency, and will determine the final exchange rate for each basket currency, the basket currencies' performance values and the basket performance factor, and will calculate the supplemental redemption amount, if any, you will receive at maturity.

The notes will be        The notes will be treated as "contingent payment debt instruments" for U.S. federal income tax
treated as               purposes, as described in the section of this pricing supplement called "Description of
contingent payment       Notes--United States Federal Income Taxation." Under this treatment, if you are a U.S. taxable
debt instruments for     investor, you will generally be subject to annual income tax based on the comparable yield (as
U.S. federal income      defined in this pricing supplement) of the notes even though you will not receive any stated
tax purposes             interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                         Notes--United States Federal Income Taxation" and the sections called "United States Federal
                         Taxation--Notes--Optionally Exchangeable Notes" and "United States Federal Taxation--Backup
                         Withholding" in the accompanying prospectus supplement for a full description of the U.S.
                         federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                         If you are a non-U.S. investor, please also read the section of this pricing supplement called
                         "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                         You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction

Where you can find       The notes are senior notes issued as part of our Series F medium-term note program. You can
more information on      find a general description of our Series F medium-term note program in the accompanying
the notes                prospectus supplement dated November 14, 2005. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Floating Rate
                         Notes" and "--Currency-Linked Notes."

                                                          PS-5
========================================================================================================================

                         Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of
                         Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called "Risk Factors." The tax treatment of investments in currency-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of
                         Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us          You may contact your local Morgan Stanley branch office or our principal executive offices at
                         1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-6
========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the valuation date and will be equal to (i) $1,000 times (ii) the basket performance factor times (iii) the participation rate.

     Presented below are hypothetical examples showing how the payout on the notes, including the supplemental redemption amount, is calculated.

Example 1:
---------

     All the currency performance values are positive.

     Participation Rate: 120%

     For each basket currency, the currency performance value will equal:

        Currency              ( Initial Exchange Rate    )
        Performance Value  =  ( --------------------- -1 ) x  basket weighting
                              (  Final Exchange Rate     )

     For example, the currency performance value of the Taiwan dollar (assuming the initial and hypothetical final exchange rates as provided in the table below) is calculated as follows:

       (33.6290)
       ( --------- -1 ) x .2  =  2%
       (30.5718)

     In the hypothetical calculation above, the Taiwan dollar has strengthened 10% against the U.S. dollar. The Taiwan dollar performance value is therefore 2%. The performance values for the remaining four currencies are shown in the last column in the table below assuming the same 10% strengthening against the U.S. dollar.

                      Percentage                    Hypothetical   Hypothetical
                       Weight of                       Final         Currency
                      Currencies       Initial       Exchange       Performance
    Currency         in the Basket  Exchange Rate      Rate           Values
-----------------    -------------  --------------  ------------   ------------
Taiwan dollar             20%            33.6290        30.5718           2%
Singapore dollar          20%             1.7000         1.5455           2%
Korean won                20%         1,043.5000       948.6364           2%
Chinese renminbi          20%             8.0839         7.3490           2%
Indian rupee              20%            45.8500        41.6818           2%

                                                                   ------------
                                         Basket Performance Factor       10%

     Each basket currency in the above example has strengthened 10% against the
U.S. dollar. The basket performance factor equals the sum of the five individual currency performance values and, accordingly, the basket performance factor is
10%. The supplemental redemption amount is therefore calculated as follows:

     Supplemental Redemption Amount  =  $1,000 x (basket performance factor x participation rate)

     So, in the hypothetical example above,

     Supplemental Redemption Amount per note  =   $1,000  x  10%  x  120%  =  $120

                                                          PS-7
========================================================================================================================

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,120, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $120.

Example 2:
---------

Some currency performance values are positive, while others are negative.

     Participation Rate:    120%

                      Percentage                     Hypothetical   Hypothetical
                       Weight of                        Final         Currency
                      Currencies        Initial        Exchange      Performance
   Currency          in the Basket   Exchange Rate       Rate          Values
   --------          -------------   -------------   ------------   ------------
Taiwan dollar             20%             33.6290        48.0414          -6%
Singapore dollar          20%              1.7000         2.4286          -6%
Korean won                20%          1,043.5000       948.6364           2%
Chinese renminbi          20%              8.0839          7.349           2%
Indian rupee              20%             45.8500        41.6818           2%
                                                                    ------------
                                       Basket Performance Factor          -6%

Supplemental Redemption Amount per note  =  $1,000  x  -6% (less than zero)  x  120%  =  $0

     In the above example, three of the five basket currencies--the Korean won, the Chinese renminbi and the Indian rupee (with a combined basket weighting of 60% of the basket)--each strengthened by 10% against the U.S. dollar over the term of the notes, but the remaining two basket currencies--the Taiwan dollar and the Singapore dollar (with a combined basket weighting of 40% of the basket)--each weakened by approximately 30% against the U.S. dollar over the term of the notes. Accordingly, although three of the basket currencies have positive performance values and two have negative performance values as of the valuation date, the basket performance factor is less than zero. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal only the $1,000 principal amount.

     You can review a table of the historical exchange rates (expressed as the number of units of each basket currency per one U.S. dollar) of each of the basket currencies for each calendar quarter in the period from January 1, 2000 through November 22, 2005 and related graphs and a graph of the historical performance of the basket against the U.S.
dollar for the period from January 1, 2000 through November 20, 2005 in this pricing supplement under "Description of
Notes--Historical Information" and "--Historical Graph."

                                                          PS-8
========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary          The terms of the notes differ from those of ordinary debt securities in that we will not pay
senior notes, the        interest on the notes. Because of the variable nature of the supplemental redemption amount due
notes do not pay         at maturity, which may equal zero, the return on your investment in the notes (the effective
interest                 yield to maturity) may be less than the amount that would be paid on an ordinary debt security.
                         The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the performance of a basket of currencies relative to the U.S. dollar.

The notes are            Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will
subject to currency      affect the value of the notes.
exchange risk
                         The exchange rates between the basket currencies and the U.S. dollar are the result of the supply of, and the demand for, these basket currencies. Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.

                         Of particular importance to potential currency exchange risk are:

                              o    existing and expected rates of inflation

                              o    existing and expected interest rate levels

                              o    the balance of payments

                              o    the extent of governmental surpluses or deficits in the relevant foreign country and the
                                   United States of America

                         All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to the international trade and finance.

The notes will not       The notes will not be listed on any securities exchange. Therefore, there may be little or no
be listed                secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which
                         MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the      Several factors, many of which are beyond our control, will influence the value of the notes in
notes will be            the secondary market and the price at which MS & Co. may be willing to purchase or sell the
influenced by many       notes in the secondary market. As noted above, we expect that the exchange rate for the basket
unpredictable factors    currencies on any day will affect the value of the notes more than any other single factor.
                         Other factors that may influence the value of the notes include:

                         o    the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar

                         o    interest and yield rates in the U.S. market and in the markets for each of the basket currencies

                                                          PS-9
========================================================================================================================

                         o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates

                         o    the time remaining to the maturity of the notes

                         o    our creditworthiness

                         Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale the exchange rates for certain or all of the basket currencies have weakened against the U.S. dollar or if interest rates rise.

                         You cannot predict the future performance of the basket currencies based on their historical performance. We cannot guarantee that the basket performance factor will be positive so that you will receive at maturity an amount in excess of the principal amount of the notes.

Specific currencies'     Taiwan
exchange rates are
volatile and are         The exchange rate between the Taiwan dollar and the U.S. dollar is primarily affected by the
affected by numerous     supply and demand for the two currencies, as well as by government policy or actions, but is
factors specific to      also influenced significantly from time to time by political or economic developments and by
each foreign country     macroeconomic factors and speculative actions. The Taiwan dollar is allowed to float according to market forces, but the government has from time to time intervened to minimize fluctuation of the exchange rate and to prevent significant declines in the Taiwan dollar with respect to the U.S. dollar. In addition, the exchange rate may be affected by developments in relations between Taiwan and the People's Republic of China, which has threatened to use military force to gain control over Taiwan in limited circumstances, such as a declaration of independence by
                         Taiwan.

                         Singapore

                         The exchange rate between the Singapore dollar and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in
                         Singapore or elsewhere and by macroeconomic factors and speculative actions. The Singapore dollar is permitted to fluctuate in value relative to the U.S. dollar. However, the government may choose to affect the exchange rate of its currency by central bank intervention, imposition of regulatory controls, taxes, revaluation or devaluation of the currency, the issuance of a replacement currency or by other available means.

                         The Republic of Korea

                         The exchange rate between the Korean won and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in the
                         Republic of Korea or elsewhere and by macroeconomic factors and speculative actions. Prior to
                         1997, the Korean government permitted exchange rates to float within a daily range of 2.25%. In response to economic difficulties in 1997, the government expanded the range of permitted exchange rate fluctuations to 10%. In December 1997, the government eliminated the daily exchange rate band and the Korean won now floats according to market forces. However, any existing or future restrictions on currency exchange in the Republic of Korea could affect the exchange rate between the Korean won and the U.S. dollar.

                                                         PS-10
========================================================================================================================

                         The People's Republic of China

                         The exchange rate between the Chinese renminbi and the U.S. dollar is managed by the Chinese government, and may also be influenced from time to time by political or economic developments in the People's Republic of China or elsewhere and by macroeconomic factors and speculative actions. Since the beginning of 1994, the Chinese government has used a managed floating exchange rate system, under which the People's Bank of China allows the renminbi to float within a specified band around the central exchange rate that is published daily by the
                         People's Bank. In July 2005, the Bank revalued the renminbi by 2% and announced that in the future it would set the value of the renminbi with reference to a basket of currencies rather than solely with reference to the U.S. dollar. To the extent that management of the renminbi results in trading levels that do not fully reflect market forces, any further changes in the government's management of its currency could result in significant movement in the exchange rate between the Chinese renminbi and the U.S. dollar.

                         India

                         The exchange rate between the Indian rupee and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in India or elsewhere, and by macroeconomic factors and speculative actions. During the past decade, the
                         Indian government has pursued policies of economic liberalization and deregulation, but the government's role in the economy has remained significant. The Indian government allows the exchange rate to float freely, without a fixed target or band, but will intervene when it deems necessary to preserve stability. It also has the ability to restrict the conversion of rupees into foreign currencies, and under certain circumstances investors that seek to convert rupees into foreign currency must obtain the approval of the Reserve Bank of India. Factors that might affect the likelihood of the government's imposing these or other exchange control restrictions include the extent of India's foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of India's debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which India may be subject.

                         A weakening in the exchange rate of any of the basket currencies against the U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

Intervention in the      Foreign exchange rates can be fixed by the sovereign government, allowed to float within a
currency markets by      range of exchange rates set by the government, or left to float freely. Governments, including
the countries            those issuing the basket currencies, use a variety of techniques, such as intervention by their
issuing the basket       central bank or imposition of regulatory controls or taxes, to affect the exchange rates of
currencies could         their respective currencies. They may also issue a new currency to replace an existing
materially and           currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics
adversely affect the     by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is
value of the notes       that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no offsetting adjustment or change made during the term of the notes in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed. Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar or any other currency.

                                                          PS-11
========================================================================================================================

The basket is limited    Investment in securities indexed to the value of foreign currencies involves risks associated
geographically           with the currency markets of those countries, including risks of volatility and governmental intervention in those markets. There is also generally less publicly available information about foreign currencies and foreign fiscal and economic policies than that concerning the U.S.
                         dollar and U.S. fiscal and economic policies.

                         The basket currencies are all Asian currencies. Therefore, the foreign currency exposure achieved by the basket is limited geographically. Because the basket is limited to Asian currencies, events occurring in Asia which affect that region could have an impact, positive or negative, on more than one, or all, of the basket currencies at the same time, which could have an adverse affect on the value of the notes. For example, the financial crisis that erupted in
                         Asia in mid-1997 led to sharp declines in the currencies, stock markets and other asset prices of a number of Asian countries, threatening their financial systems, disrupting their real economies and causing political upheaval. Although the crisis began in Thailand, the resulting currency devaluations, equity market downtowns and other detrimental economic effects in various Asian countries highlight the financial and political interdependence of the region and demonstrate that negative financial events in one country can have far-reaching negative effects throughout the entire region. As a result, a financial crisis or other event in any of the countries of the basket currencies could have a negative impact on some or all of the basket currencies and, consequently, the value of the notes may be adversely affected.

Even though              The Interbank market in foreign currencies is a global, around-the-clock market. Therefore, the
currencies trade         hours of trading for the notes, if any trading market develops, will not conform to the hours
around-the-clock,        during which the basket currencies are traded. Significant price and rate movements may take
the notes will not       place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes. The possibility of these movements should be taken into account in relating the value of the notes to those in the underlying foreign exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the supplemental redemption amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

The inclusion of         Assuming no change in market conditions or any other relevant factors, the price, if any, at
commissions and          which MS & Co. is willing to purchase notes in secondary market transactions will likely be
projected profit         lower than the original issue price, since the original issue price included, and secondary
from hedging in the      market prices are likely to exclude, commissions paid with respect to the notes, as well as the
original issue price     projected profit included in the cost of hedging our obligations under the notes. In addition,
is likely to             any such prices may differ from values determined by pricing models used by MS & Co., as a
adversely affect         result of dealer discounts, mark-ups or other transaction costs.
secondary market
prices

Changes in the           Exchange rate movements in the basket currencies may not correlate with each other. At a time
exchange rate of one     when one or more of the basket currencies strengthens relative to the U.S. dollar, the exchange
or more of the           rate of one or more of the other basket currencies may weaken relative to the U.S. dollar, or
basket currencies        strengthen to a lesser extent. Therefore, in calculating the basket performance factor, the
may offset each other    strengthening relative to the U.S. dollar of one or more of the basket currencies may be moderated, or wholly offset, by the weakening or lesser strengthening against the U.S. dollar of one or more of the other basket currencies.

                         You can review a table of the historical exchange rates of each of the basket currencies for each calendar quarter in the period from January 1, 2000 through November 22, 2005 and related graphs and a graph of the historical performance of the basket against the

                                                          PS-12
========================================================================================================================

                         U.S. dollar for the period from January 1, 2000 through November 20, 2005 in this pricing supplement under "Description of Notes--Historical Information" and "--Historical Graph." You
                         cannot predict the future performance of any of the basket currencies relative to the U.S.
                         dollar or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies against the U.S. dollar, based on their historical performance. In addition, there can be no assurance that the final exchange rates of any of the basket currencies will strengthen against the U.S. dollar, or that the sum of the performance values of the basket currencies will be positive. If the basket performance factor is zero or less, you will receive at maturity only the principal amount of the notes you hold.

Suspension or            The currency markets are subject to temporary distortions or other disruptions due to various
disruptions of           factors, including government regulation and intervention, the lack of liquidity in the
market trading in        markets, and the participation of speculators. These circumstances could adversely affect the
the basket               exchange rates of the basket currencies and, therefore, the value of the notes.
currencies may
adversely affect the
value of the notes

The economic             The economic interests of the calculation agent and other of our affiliates are potentially
interests of the         adverse to your interests as an investor in the notes.
calculation agent
and other of our         As calculation agent, MS & Co. has determined the initial exchange rate for each basket
affiliates are           currency and will determine the final exchange rate for each basket currency, the basket
potentially adverse      currencies' performance values, the basket performance factor, and calculate the supplemental
to your interests        redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of a basket currency's exchange rate, may affect the payout to you at maturity. See the section of this pricing supplement called
                         "Description of Notes--Exchange Rate."

                         The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading      MS & Co. and other affiliates of ours have carried out, and will continue to carry out, hedging
activity by the          activities related to the notes (and possibly to other instruments linked to the basket
calculation agent        currencies), including trading in forward and options contracts on the basket currencies as
and its affiliates       well as in other instruments related to the basket currencies. MS & Co. and some of our other
could potentially        subsidiaries also trade the basket currencies and other financial instruments related to the
adversely affect the     basket currencies on a regular basis as part of their general broker-dealer, proprietary
exchange rates of        trading and other businesses. Any of these hedging or trading activities on or prior to
the basket currencies    November 22, 2005, the day we priced the notes for initial sale to the public, could potentially have decreased the initial exchange rates for the basket currencies and, as a result, could have decreased the exchange rates at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the principal amount of the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the exchange rates of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

The notes will be        You should also consider the tax consequences of investing in the notes. The notes will be
treated as               treated as "contingent payment debt instruments" for U.S. federal income tax purposes, as
contingent payment       described in the section of this pricing supplement called "Description of Notes--United States
debt instruments for     Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will
U.S. federal income      generally be subject to annual income tax based on the comparable yield (as defined in this
tax purposes             pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain

                                                          PS-13
========================================================================================================================

                         recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation" and the
                         sections called "United States Federal Taxation--Notes-- Optionally Exchangeable Notes" and
                         "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                         If you are a non-U.S. investor, please also read the section of this pricing supplement called
                         "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                         You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                          PS-14
========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Currency-Linked Capital-Protected Notes Due December 5,
2007, Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount......  $23,000,000

Original Issue Date
  (Settlement Date).............  December 5, 2005

Maturity Date...................  December 5, 2007

Valuation Date..................  November 14, 2007, subject to adjustment if such date is not a Currency Business Day as described in the following paragraph.

                                  If November 14, 2007 is not a Currency Business Day with respect to any Basket
                                  Currency, the Valuation Date with respect to such Basket Currency will be the immediately preceding Currency Business Day with respect to such Basket Currency prior to the scheduled Valuation Date.

Interest Rate...................  None

Specified Currency..............  U.S. dollars

CUSIP Number....................  61746SBT5

Minimum Denominations...........  $1,000

Issue Price.....................  $1,000 (100%)

Basket..........................  The following table sets forth the Basket Currencies, the Reuters Page for each Basket
                                  Currency and the Basket Weighting of each Basket Currency in the Basket:

                                                                        Basket
                                  Basket Currency     Reuters Page    Weighting
                                  ----------------    ------------    ---------
                                  Taiwan dollar       TAIFX1              20%
                                  Singapore dollar    ABSIRFIX01          20%
                                  Korean won          KFTC18              20%
                                  Chinese renminbi    SAEC                20%
                                  Indian rupee        RBIB                20%

Maturity Redemption Amount......  At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the
                                  Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

                                  We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                                  Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Business Day preceding the Maturity Date, and (ii)
                                  deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See

                                                          PS-15
========================================================================================================================

                                  "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption
  Amount........................  The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the Basket
                                  Performance Factor times (iii) the Participation Rate; provided that the Supplemental
                                  Redemption Amount will not be less than zero. The Calculation Agent will calculate the
                                  Supplemental Redemption Amount on the Valuation Date.

Basket Performance Factor.......  The Basket Performance Factor is a percentage that is the sum of the performance values, whether positive or negative, for each of the Basket Currencies. The Basket
                                  Performance Factor is described by the following formula:

                                            Taiwan Dollar Performance Value
                                                           +
                                           Singapore Dollar Performance Value
                                                           +
                                              Korean Won Performance Value
                                                           +
                                           Chinese Renminbi Performance Value
                                                           +
                                             Indian Rupee Performance Value

Participation Rate..............  120%

Exchange Rate...................  Exchange Rate means, on any Currency Business Day:

                                            (i) with respect to the Singapore dollar, the rate for conversion of such
                                       Basket Currency into U.S. dollars (expressed as the number of units of such
                                       Basket Currency per one U.S. dollar) as determined by reference to the rate displayed on the applicable Reuters Page for such Basket Currency on such
                                       Currency Business Day, as determined by the Calculation Agent; provided that if no such rate is displayed on the applicable Reuters Page for such day for the
                                       Singapore dollar, the Exchange Rate will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of the Singapore dollar into U.S. dollars determined by at least five independent leading dealers, selected by the Calculation Agent (the "Reference Dealers"), in
                                       the underlying market for the Singapore dollar taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such Reference Dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of the Singapore dollar into U.S. dollars determined by the Reference Dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii) the
                                       Calculation Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Exchange Rate for the Singapore dollar shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the Calculation Agent;
                                       and

                                            (ii) with respect to each of the Taiwan dollar, the Korean won, the Chinese renminbi and the Indian rupee, the rate for conversion of such Basket Currency into U.S. dollars (expressed

                                                          PS-16
========================================================================================================================

                                       as the number of units of such Basket Currency per one U.S. dollar) as determined by reference to the rate displayed on the applicable Reuters Page for such Basket
                                       Currency on such Currency Business Day, as determined by the Calculation Agent;
                                       provided that if no such rate is displayed on the applicable Reuters Page for such day or if such day is an Unscheduled Holiday with respect to any such Basket
                                       Currency, the Exchange Rate will equal the arithmetic mean, as determined by the
                                       Calculation Agent, of the firm quotes of exchange rates for conversion of such
                                       Basket Currency into U.S. dollars determined by the Reference Dealers in the underlying market for such Basket Currency taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such Reference Dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of any such Basket Currency determined by the Reference Dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Exchange Rate for such Basket Currency shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the Calculation Agent.

                                  Quotes of MS & Co. or any of its affiliates may be included in the calculation of any mean described in clauses (i) or (ii) above, but only to the extent that any such bid is the highest of the quotes obtained.

Unscheduled Holiday.............  Unscheduled Holiday means, with respect to any of the Taiwan dollar, the Korean won, the Chinese renminbi and the Indian rupee, a day that is not a Currency Business Day with respect to any such Basket Currency and the market was not made aware of such fact (by means of a public announcement or by reference to other publicly announced information) until a time later than 9:00 a.m. local time in the principal financial center(s) of any such Basket Currency on the date that is two Business Days prior to the Valuation Date for such Basket Currency.

Currency Business Day...........  Any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur:

                                       (a) in Taipei, Taiwan with respect to the Taiwan dollar;

                                       (b) in Singapore with respect to the Singapore dollar;

                                       (c) in Seoul, Republic of Korea with respect to the Korean won;

                                       (d) in Beijing, China with respect to the Chinese renminbi; and

                                       (e) in Mumbai, India with respect to the Indian rupee.

Basket Weighting................  For each Basket Currency, 20%.

Taiwan Dollar Performance
  Value.........................  The Taiwan Dollar Performance Value is (i) a fraction, the numerator of which will be the Initial Taiwan Dollar Exchange Rate and the

                                                          PS-17
========================================================================================================================

                                  denominator of which will be the Final Taiwan Dollar Exchange Rate, minus one, times
                                  (ii) the Basket Weighting. The Taiwan Dollar Performance Value is described by the following formula and will be determined on the Valuation Date:

                                  ( Initial Taiwan Dollar Exchange Rate      )
                                  ( -----------------------------------  - 1 )   x   .2
                                  ( Final Taiwan Dollar Exchange Rate        )

Initial Taiwan Dollar Exchange
  Rate..........................  33.6290, the Exchange Rate for the Taiwan dollar on November 22, 2005, the day we priced the Notes for initial sale to the public.

Final Taiwan Dollar Exchange
  Rate..........................  The Exchange Rate for the Taiwan dollar at 11:00 a.m. Taipei time on the Valuation
                                  Date as determined by the Calculation Agent.

Singapore Dollar
 Performance Value..............  The Singapore Dollar Performance Value is (i) a fraction, the numerator of which will be the Initial Singapore Dollar Exchange Rate and the denominator of which will be the
                                  Final Singapore Dollar Exchange Rate, minus one, times (ii) the Basket Weighting. The
                                  Singapore Dollar Performance Value is described by the following formula and will be determined on the Valuation Date:

                                  ( Initial Singapore Dollar Exchange Rate      )
                                  ( --------------------------------------  - 1 )   x   .2
                                  (  Final Singapore Dollar Exchange Rate       )

Initial Singapore Dollar
 Exchange Rate..................  1.7000, the Exchange Rate for the Singapore dollar on November 22, 2005, the day we priced the Notes for initial sale to the public.

Final Singapore Dollar
 Exchange Rate..................  The Exchange Rate for the Singapore dollar at 11:00 a.m. Singapore time on the
                                  Valuation Date as determined by the Calculation Agent.

Korean Won Performance Value....  The Korean Won Performance Value is (i) a fraction, the numerator of which will be the
                                  Initial Korean Won Exchange Rate and the denominator of which will be the Final Korean
                                  Won Exchange Rate, minus one, times (ii) the Basket Weighting. The Korean Won
                                  Performance Value is described by the following formula and will be determined on the
                                  Valuation Date:

                                  (   Initial Korean Won Exchange Rate          )
                                  ( --------------------------------------  - 1 )   x   .2
                                  (   Final Korean Won Exchange Rate            )

Initial Korean Won Exchange
  Rate..........................  1,043.5000, the Exchange Rate for the Korean won on November 22, 2005, the day we
                                  priced the Notes for initial sale to the public.

Final Korean Won Exchange
  Rate..........................  The Exchange Rate for the Korean won at 5:30 p.m. Seoul time, or as soon as practicable thereafter, on the Valuation Date as determined by the Calculation Agent.

Chinese Renminbi Performance
  Value.........................  The Chinese Renminbi Performance Value is (i) a fraction, the numerator of which will be the Initial Chinese Renminbi Exchange Rate the denominator of which will be the
                                  Final Chinese Renminbi Exchange Rate, minus one, times (ii) the Basket Weighting. The
                                  Chinese Renminbi Performance Value is described by the following formula and will be determined on the Valuation Date:

                                                          PS-18
========================================================================================================================

                                  ( Initial Chinese Renminbi Exchange Rate      )
                                  ( --------------------------------------  - 1 )   x   .2
                                  (  Final Chinese Renminbi Exchange Rate       )

Initial Chinese Renminbi
  Exchange Rate.................  8.0839, the Exchange Rate for the Chinese renminbi on November 22, 2005, the day we priced the Notes for initial sale to the public.

Final Chinese Renminbi Exchange
  Rate..........................  The Exchange Rate for the Chinese renminbi at 5:00 p.m. Beijing time on the Valuation
                                  Date as determined by the Calculation Agent.

Indian Rupee Performance
  Value.........................  The Indian Rupee Performance Value is (i) a fraction, the numerator of which will be the Initial Indian Rupee Exchange Rate and the denominator of which will be the Final
                                  Indian Rupee Exchange Rate, minus one, times (ii) the Basket Weighting. The Indian
                                  Rupee Performance Value is described by the following formula and will be determined on the Valuation Date:

                                  ( Initial Indian Rupee Exchange Rate      )
                                  ( ----------------------------------  - 1 )   x   .2
                                  ( Final Indian Rupee Exchange Rate        )

Initial Indian Rupee Exchange
  Rate..........................  45.8500, the Exchange Rate for the Indian rupee on November 22, 2005, the day we priced the Notes for initial sale to the public.

Final Indian Rupee Exchange
  Rate..........................  The Exchange Rate for the Indian rupee at 2:30 p.m. Mumbai time on the Valuation Date as determined by the Calculation Agent.

Book Entry Note or Certificated
  Note..........................  Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                  Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
  Note..........................  Senior

Trustee.........................  JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent...........................  Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page....................  The display page so designated on the Reuters Monitor Money Rates Service ("Reuters"),
                                  as noted under "--Basket Currency" above, or any other display page that may replace that display page on Reuters and any successor service thereto.

Alternate Exchange Calculation
 in Case of an Event of
 Default........................  In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration Amount") will equal $1,000 principal amount per Note plus the Supplemental Redemption Amount, if any, determined as though the

                                                          PS-19
========================================================================================================================

                                  Exchange Rate of any Basket Currency on the Valuation Date were the Exchange Rate on the date of acceleration.

                                  If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two
                                  Business Days after the date of acceleration.

Calculation Agent...............  MS & Co.

                                  All determinations made by the Calculation Agent will be at the sole discretion of the
                                  Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                  All calculations with respect to the Exchange Rate for each Basket Currency on each
                                  Determination Date, the Basket Performance Factor and the Supplemental Redemption
                                  Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and
                                  all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                  Because the Calculation Agent is our affiliate, the economic interests of the
                                  Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the
                                  Calculation Agent must make in determining any Exchange Rate for a Basket Currency, the Basket Performance Factor, the Supplemental Redemption Amount or whether a Market
                                  Disruption Event has occurred. See "--Market Disruption Event" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information..........  The following tables set forth the published high, low and end of quarter Exchange
                                  Rates for each of the Basket Currencies for each calendar quarter from January 1, 2000 to November 22, 2005. The graphs following each Basket Currency's Exchange Rate table set forth the historical Exchange Rate performance of each respective Basket Currency for the period January 1, 2000 to November 20, 2005. The Exchange Rates for the Taiwan
                                  dollar, the Singapore dollar, the Korean won, the Chinese renminbi and the Indian rupee (each expressed as units of such Basket Currency per one U.S. dollar) on
                                  November 22, 2005 were 33.6290, 1.7000, 1,043.5000, 8.0839 and 45.8500, respectively.
                                  We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical Exchange Rates and historical exchange rate performance of the Basket Currencies should not be taken as an indication of future performance. We cannot give you any assurance that the Basket
                                  Performance Factor will be greater than zero or that you will receive any Supplemental
                                  Redemption Amount.

                                                          PS-20
d

                                                     Taiwan Dollar
                                   Historical High, Low and Period End Exchange Rates
                                       January 1, 2000 through November 22, 2005
                                 (expressed as units of Taiwan dollar per U.S. dollar)

                                                                              Period
                                    Taiwan dollar        High       Low         End
                                    -------------       ------     ------     ------
                                  2000
                                  First Quarter...      31.395     30.430     30.430
                                  Second Quarter..      30.891     30.305     30.800
                                  Third Quarter...      31.330     30.800     31.330
                                  Fourth Quarter..      33.184     31.298     33.082
                                  2001
                                  First Quarter...      33.082     32.274     32.842
                                  Second Quarter..      34.470     32.789     34.430
                                  Third Quarter...      35.051     34.400     34.545
                                  Fourth Quarter..      35.080     34.397     35.080
                                  2002
                                  First Quarter...      35.111     34.872     34.950
                                  Second Quarter..      35.002     33.425     33.542
                                  Third Quarter...      34.987     32.845     34.856
                                  Fourth Quarter..      35.190     34.342     34.729
                                  2003
                                  First Quarter...      34.843     34.390     34.789
                                  Second Quarter..      34.947     34.517     34.642
                                  Third Quarter...      34.580     33.657     33.735
                                  Fourth Quarter..      34.215     33.646     33.984
                                  2004
                                  First Quarter...      33.975     33.020     33.160
                                  Second Quarter..      33.785     32.798     33.775
                                  Third Quarter...      34.199     33.699     33.984
                                  Fourth Quarter..      33.940     31.740     31.976
                                  2005
                                  First Quarter...      32.225     30.790     31.784
                                  Second Quarter..      31.698     31.060     31.615
                                  Third Quarter)..      33.284     31.560     33.188
                                  Fourth Quarter
                                    (through
                                    November 22,
                                    2005).........      33.714     33.170     33.629

                                                          PS-21
========================================================================================================================

                                                     Singapore Dollar
                                    Historical High, Low and Period End Exchange Rates
                                        January 1, 2000 through November 22, 2005
                                 (expressed as units of Singapore dollar per U.S. dollar)

                                                                             Period
                                  Singapore dollar       High       Low        End
                                  ----------------      ------     ------    -------
                                  2000
                                  First Quarter...      1.7252     1.6560     1.7117
                                  Second Quarter..      1.7381     1.6968     1.7284
                                  Third Quarter...      1.7485     1.7128     1.7393
                                  Fourth Quarter..      1.7593     1.7255     1.7345
                                  2001
                                  First Quarter...      1.8044     1.7270     1.8044
                                  Second Quarter..      1.8261     1.7991     1.8226
                                  Third Quarter...      1.8373     1.7325     1.7652
                                  Fourth Quarter..      1.8555     1.7695     1.8495
                                  2002
                                  First Quarter...      1.8520     1.8173     1.8432
                                  Second Quarter..      1.8472     1.7665     1.7672
                                  Third Quarter...      1.7845     1.7329     1.7793
                                  Fourth Quarter..      1.8031     1.7345     1.7353
                                  2003
                                  First Quarter...      1.7720     1.7246     1.7691
                                  Second Quarter..      1.7836     1.7175     1.7610
                                  Third Quarter...      1.7644     1.7271     1.7277
                                  Fourth Quarter..      1.7466     1.6995     1.7035
                                  2004
                                  First Quarter...      1.7161     1.6716     1.6838
                                  Second Quarter..      1.7272     1.6664     1.7177
                                  Third Quarter...      1.7277     1.6840     1.6840
                                  Fourth Quarter..      1.6914     1.6314     1.6378
                                  2005
                                  First Quarter...      1.6525     1.6191     1.6518
                                  Second Quarter..      1.6859     1.6346     1.6856
                                  Third Quarter...      1.7005     1.6464     1.6920
                                  Fourth Quarter
                                    (through
                                    November 22,
                                    2005).........      1.7060     1.6814     1.7000

                                                          PS-22
========================================================================================================================

                                                     Korean Won
                                 Historical High, Low and Period End Exchange Rates
                                     January 1, 2000 through November 22, 2005
                                 (expressed as units of Korean won per U.S. dollar)

                                                                             Period
                                      Korean won        High       Low         End
                                  ----------------    --------   --------   --------
                                  2000
                                  First Quarter...    1,146.25   1,109.75   1,116.43
                                  Second Quarter..    1,137.30   1,106.50   1,115.03
                                  Third Quarter...    1,134.50   1,104.35   1,115.15
                                  Fourth Quarter..    1,265.00   1,115.15   1,265.00
                                  2001
                                  First Quarter...    1,331.50   1,233.00   1,331.50
                                  Second Quarter..    1,368.00   1,280.00   1,300.50
                                  Third Quarter...    1,310.00   1,275.50   1,304.50
                                  Fourth Quarter..    1,324.00   1,258.60   1,323.00
                                  2002
                                  First Quarter...    1,331.60   1,301.50   1,327.00
                                  Second Quarter..    1,330.50   1,200.50   1,201.25
                                  Third Quarter...    1,229.00   1,165.40   1,222.50
                                  Fourth Quarter..    1,265.50   1,185.70   1,196.00
                                  2003
                                  First Quarter...    1,256.85   1,166.50   1,255.30
                                  Second Quarter..    1,257.95   1,184.50   1,193.05
                                  Third Quarter...    1,191.00   1,150.10   1,150.10
                                  Fourth Quarter..    1,203.18   1,145.75   1,197.25
                                  2004
                                  First Quarter...    1,195.05   1,147.27   1,153.28
                                  Second Quarter..    1,188.25   1,140.30   1,155.45
                                  Third Quarter...    1,170.10   1,144.15   1,151.85
                                  Fourth Quarter..    1,152.45   1,035.10   1,041.10
                                  2005
                                  First Quarter...    1,058.90     999.85   1,023.50
                                  Second Quarter..    1,034.50     996.50   1,034.50
                                  Third Quarter...    1,054.00   1,012.00   1,042.40
                                  Fourth Quarter
                                    (through
                                    November 22,
                                    2005).........    1,058.50   1,033.50   1,043.50

                                                          PS-23
========================================================================================================================

                                                     Chinese Renminbi
                                    Historical High, Low and Period End Exchange Rates
                                        January 1, 2000 through November 22, 2005
                                 (expressed as units of Chinese Renminbi per U.S. dollar)

                                                                              Period
                                   Chinese Renminbi      High       Low         End
                                  ----------------      ------     ------     ------
                                  2000
                                  First Quarter...      8.2799     8.2772     8.2787
                                  Second Quarter..      8.2799     8.2768     8.2782
                                  Third Quarter...      8.2799     8.2771     8.2798
                                  Fourth Quarter..      8.2798     8.2768     8.2774
                                  2001
                                  First Quarter...      8.2786     8.2763     8.2777
                                  Second Quarter..      8.2785     8.2767     8.2767
                                  Third Quarter...      8.2773     8.2766     8.2768
                                  Fourth Quarter..      8.2775     8.2765     8.2770
                                  2002
                                  First Quarter...      8.2775     8.2765     8.2774
                                  Second Quarter..      8.2776     8.2765     8.2771
                                  Third Quarter...      8.2772     8.2760     8.2772
                                  Fourth Quarter..      8.2775     8.2766     8.2773
                                  2003
                                  First Quarter...      8.2778     8.2766     8.2771
                                  Second Quarter..      8.2775     8.2768     8.2775
                                  Third Quarter...      8.2776     8.2766     8.2770
                                  Fourth Quarter..      8.2772     8.2765     8.2767
                                  2004
                                  First Quarter...      8.2775     8.2766     8.2770
                                  Second Quarter..      8.2773     8.2765     8.2766
                                  Third Quarter...      8.2771     8.2765     8.2765
                                  Fourth Quarter..      8.2768     8.2763     8.2764
                                  2005
                                  First Quarter...      8.2766     8.2763     8.2765
                                  Second Quarter..      8.2767     8.2763     8.2764
                                  Third Quarter...      8.2765     8.0871     8.0920
                                  Fourth Quarter
                                    (through
                                    November 22,
                                    2005).........      8.0920     8.0831     8.0839

                                                          PS-24
========================================================================================================================

                                                     Indian Rupee
                                  Historical High, Low and Period End Exchange Rates
                                      January 1, 2000 through November 22, 2005
                                 (expressed as units of Indian Rupee per U.S. dollar)

                                                                              Period
                                     Indian Rupee        High       Low         End
                                  ----------------     -------    -------    -------
                                  2000
                                  First Quarter...     43.6600    43.4900    43.6200
                                  Second Quarter..     44.8100    43.6200    44.6750
                                  Third Quarter...     46.4000    44.6450    46.0400
                                  Fourth Quarter..     46.8750    46.0250    46.6750
                                  2001
                                  First Quarter...     46.7250    46.3450    46.6150
                                  Second Quarter..     47.0400    46.5550    47.0400
                                  Third Quarter...     48.0500    47.0400    47.8600
                                  Fourth Quarter..     48.2650    47.7750    48.2650
                                  2002
                                  First Quarter...     48.8250    48.2450    48.8150
                                  Second Quarter..     49.0500    48.8150    48.8850
                                  Third Quarter...     48.8450    48.3700    48.3750
                                  Fourth Quarter..     48.4300    47.9350    47.9350
                                  2003
                                  First Quarter...     48.0100    47.4700    47.5450
                                  Second Quarter..     47.4675    46.4025    46.4875
                                  Third Quarter...     46.4350    45.6950    45.7600
                                  Fourth Quarter..     45.9250    45.2150    45.5250
                                  2004
                                  First Quarter...     45.6400    43.6000    44.0600
                                  Second Quarter..     46.2500    43.5375    46.0600
                                  Third Quarter...     46.4713    45.6650    45.9500
                                  Fourth Quarter..     45.9000    43.4600    43.7250
                                  2005
                                  First Quarter...     43.9300    43.4200    43.8200
                                  Second Quarter..     43.8300    43.2900    43.4850
                                  Third Quarter...     44.1500    43.1750    44.0150
                                  Fourth Quarter
                                    (through
                                    November 22,
                                    2005).........     45.9050    44.0150    45.8500

                                                          PS-25
========================================================================================================================

Historical Graph................  The following graph sets forth the historical performance of the Basket against the
                                  U.S. dollar (assuming that each of the Basket Currencies is weighted as described in
                                  "--Basket" above at November 20, 2005) for the period from January 1, 2000 through
                                  November 20, 2005. The graph does not take into account the Participation Rate on the
                                  Notes, nor does it attempt to show your expected return on an investment in the Notes.
                                  The historical performance of the Basket and the Basket Currencies should not be taken as an indication of their future performance.

Use of Proceeds and Hedging.....  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                  Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                  On the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Notes by taking positions in options contracts on the Basket Currencies. Such purchase activity could potentially have decreased the Exchange Rate of the Basket Currencies, and, therefore, effectively decreased the Exchange Rate that must prevail with respect to each of the Basket
                                  Currencies must close on the Valuation Date before you will receive at maturity a payment that exceeds the principal amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the
                                  Notes, including on the Valuation Date, by purchasing and selling the Basket
                                  Currencies or forwards or options contracts on the Basket

                                                          PS-26
========================================================================================================================

                                  Currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging activities, including by selling any such currencies or instruments on the Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Currencies and, therefore, adversely affect the value of the Basket Currencies on the Valuation Date or the payment that you will receive at maturity.

Supplemental Information
 Concerning Plan of
 Distribution...................  Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                  Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                  Agent may allow a concession not in excess of 1.50% per Note to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG.
                                  After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                  We expect to deliver the notes against payment therefor in New York, New York on
                                  December 5, 2005, which will be the eighth scheduled Business Day following the date of this pricing supplement and of the pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.
                                  Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the
                                  Securities initially will settle in eight Business Days (T+8), to specify alternative settlement arrangements to prevent a failed settlement

                                  In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the
                                  Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and Hedging" above.

                                                          PS-27
========================================================================================================================

                                  General

                                  No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                  The Agent has represented and agreed, and each dealer through which we may offer the
                                  Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                  Brazil

                                  The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                  Chile

                                  The Notes have not been registered with the Superintendencia de Valores y Seguros in
                                  Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                  Hong Kong

                                  The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The
                                  Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong

                                                          PS-28
========================================================================================================================

                                  or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                  Mexico

                                  The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                  Singapore

                                  This pricing supplement has not been registered as a prospectus with the Monetary
                                  Authority of Singapore. Accordingly, this pricing supplement, the accompanying prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the
                                  Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of
                                  Part XIII of the Securities and Futures Act, Chapter 289 of Singapore.

                                  The Republic of Korea

                                  The Notes have not been registered under the Securities and Exchange Law and none of the Notes may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the Securities and Exchange Law, the Foreign Exchange Transaction Law and any other applicable laws, regulations and ministerial guidelines in the Republic of Korea. For a period of one year from the issue date of the Notes, no holder of the Notes who is in the Republic of Korea or a resident of the Republic of Korea may transfer the Notes in the Republic of Korea or to any resident of the Republic of Korea unless such transfer involves all of the Notes held by it. Without prejudice to the foregoing, where the Notes are sold or re-sold to Korean residents, the Notes may only be sold or re-sold to those Korean residents that are qualified to purchase them under the relevant laws and regulations without having first to obtain prior governmental approvals under the relevant laws/regulations of the Republic of Korea, including the Foreign Exchange Transaction
                                  Law (or that have obtained the required prior governmental approvals do so).

                                                          PS-29
========================================================================================================================

                                  The People's Republic of China

                                  The Notes have not been and will not be registered with the Securities and Futures
                                  Bureau of the People's Republic of China and therefore may not be offered or sold in the People's Republic of China.

ERISA Matters for Pension Plans
 and Insurance Companies........  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan")
                                  should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                  In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                                  Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                  "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                  The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                  ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                  Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan
                                  Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its

                                                          PS-30
========================================================================================================================

                                  purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset
                                  Entity and is not purchasing such securities on behalf of or with "plan assets" of any
                                  Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section
                                  406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                  Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                  Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
  Taxation......................  The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the Notes at their issue price and (ii) will hold the Notes as capital assets within the meaning of
                                  Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                  o    certain financial institutions;
                                  o    tax-exempt organizations;
                                  o    dealers and certain traders in securities or foreign currencies;
                                  o    investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;
                                  o    U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
                                  o    partnerships;
                                  o    nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                                  o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                                          PS-31
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                                  o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                  o    Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United States; and
                                  o    Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                       911(d)(3) of the Code) in the United States.

                                  If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                  U.S. Holders

                                  This section applies to you only if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the
                                  Notes. As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                  o    a citizen or resident of the United States;
                                  o    a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or
                                  o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                  The federal income tax treatment of the Notes to a U.S. Holder will depend on whether the "denomination currency" (as defined in the applicable Treasury regulations) of the
                                  Notes is the U.S. dollar. We have determined that the denomination currency of the
                                  Notes is the U.S. dollar. Accordingly, the Notes are not subject to the special rules described in the Treasury regulations governing nonfunctional currency contingent payment debt instruments, but will be treated as "contingent payment debt instruments"
                                  for U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United States Federal Taxation--Notes--Optionally Exchangeable Notes" and
                                  "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                  In summary, U.S. Holders will, regardless of their method of accounting for U.S.
                                  federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the
                                  Notes, despite the fact that no stated interest will actually be paid on the Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued
                                  OID, even though no cash will be paid on the Notes from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                  The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate noncontingent debt instrument with terms otherwise similar to those of the Notes or the applicable federal rate,

                                                          PS-32
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                                  whichever is greater (our "comparable yield") and is determined at the time of the issuance of the Notes. We have determined that the "comparable yield" is a rate of
                                  4.7860% compounded annually. Based on our determination of the comparable yield, the
                                  "projected payment schedule" for a Note (assuming an issue price of $1,000) consists of a projected amount equal to $1,098.1657 due at maturity.

                                  The following table states the amount of OID that will be deemed to have accrued with respect to a Note for each calendar period (assuming a day count convention of 30 days per month and 360 days per year), based upon our determination of the comparable yield and the projected payment schedule (as described below):

                                                                               TOTAL OID
                                                                   OID       DEEMED TO HAVE
                                                                DEEMED TO    ACCRUED FROM
                                                                 ACCRUE     ORIGINAL ISSUE
                                                                 DURING     DATE (PER NOTE)
                                                                CALENDAR     AS OF END OF
                                                               PERIOD (PER     CALENDAR
                                       CALENDAR PERIOD            NOTE)         PERIOD
                                  ---------------------------  -----------  --------------
                                  Original Issue Date through
                                    December 31, 2005........     $3.3236       $3.3236
                                  January 1, 2006 through
                                    December 31, 2006........    $48.0191       $51.3427
                                  January 1, 2007 through
                                    December 5, 2007.........    $46.8230       $98.1657

                                  The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                  Non-U.S. Holders

                                  This section applies to you only if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                  o    a nonresident alien individual;
                                  o    a foreign corporation; or
                                  o    a foreign trust or estate.

                                  Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note. Subject to the
                                  discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S. federal income or withholding tax, provided that:

                                  o    such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and
                                  o    the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                                          PS-33
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                                  Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certify on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section
                                  7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding these certification requirements.

                                  Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied).

                                  If you are considering purchasing the Notes, you are urged to consult your own tax advisor regarding the U.S. federal estate tax consequences of investing in the Notes.

                                  Information Reporting and Backup Withholding. Information returns may be filed with the U.S. Internal Revenue Service (the "IRS") in connection with the payments on the
                                  Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above.
                                  Compliance with the certification requirements of Sections 871(h) and 881(c) of the
                                  Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a
                                  Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.